September 1, 1998



Mr. Nickolas Palin
Rexall Sundown, Inc.
6111 Broken Sound Parkway, NW
Boca Raton, Florida  33487

Dear Nick:

Reference is hereby made to the Employment Agreement (the "Agreement") dated April 1, 1995 between Rexall Sundown, Inc. (the "Company") and Nickolas Palin (the "Employee"), as amended. Effective as of the date hereof, the Company and the Employee have agreed to make the following amendments to the Agreement:

         1. Section 2.1 of the Agreement is hereby amended by deleting Section
2.1 in its entirety and inserting the following provision in lieu thereof:

                  "2.1 Subject to the provisions of Article 5 below, the term of this Agreement (the "Term") shall be a continuous four (4) year period commencing on April 1, 1995 (the "Commencement Date") and continuing such that on the Commencement Date and on each day thereafter prior to a termination of employment, the Term shall automatically be extended for one additional day such that upon a termination of employment of Employee on any date during the Term, four (4) years shall then be remaining in the Term. Not later than ninety (90) days prior to any anniversary of the Commencement Date, either party may provide written notice to the other of its intention not to extend the Term of this Agreement beyond the four (4) years then remaining in the Term. Such written notice shall be deemed proper notice to terminate this Agreement at the end of the four (4) year Term then in effect."

         2. Section 6.1(a) of the Agreement is hereby amended by deleting
Section 6.1(a) in its entirety and inserting the following provision in lieu thereof:

                  "6.1     Certain Restrictions.  The Employee covenants and
agrees with the Company as follows:

                  (a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America, its territories or possessions, or any country in which the Company or any of its subsidiaries or affiliates is doing business on the date of termination of the Agreement (collectively, the "Territory"), attempt to employ, employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least two (2) years."

         3. Section 6.1(b) of the Agreement is hereby amended by deleting
Section 6.1(b) in its entirety and inserting the following provision in lieu thereof:

                  "(b) He shall not, during the term of this Agreement, and for a period of three (3) years from and after the date of termination of this Agreement, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which competes in any manner with any of the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 6.1(b) shall not prevent the Employee from acquiring or owning not



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         more than five percent (5%) of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market."

If the foregoing is in accordance with our understanding, please execute the enclosed copy of this letter and return to the undersigned.


                                               Very truly yours,

                                               REXALL SUNDOWN, INC.


                                               By: /s/ Damon DeSantis
                                                   -------------------------
                                                   Damon DeSantis, President


AGREED TO AND ACCEPTED
this 1st day of September 1998.



/s/ Nickolas Palin
---------------------
Nickolas Palin